r77q3e



7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*        Series Name                           Last?
 ------         -----------------------------------   -------

 102**		COMMODITIESPLUS STRATEGY FUND	        N
 103**		HIGH YIELD SPECTRUM FUND	        N
 105**		SENIOR FLOATING RATE PORTFOLIO	        N
 107**		REALPATH 2025(r) FUND                   N
 108**		REALPATH 2035(r) FUND                   N
 109**		RAE FUNDAMENTAL PLUS INTERNATIONAL
 		FUND		                        N
 110**		RAE FUNDAMENTAL PLUS SMALL FUND	        N
 111**		SENIOR FLOATING RATE FUND               N
 112**		TOTAL RETURN FUND IV	                N
 113**		INFLATION RESPONSE MULTI-ASSET FUND     N
 114**		CREDIT ABSOLUTE RETURN FUND	        N
 115**		REALPATH 2045 FUND 	                N
 116**		SHORT-TERM FLOATING NAV PORTFOLIO III 	N
 120**		MODERATE DURATION PORTFOLIO	 	N
 121**		LOW DURATION PORTFOLIO		 	N
 122**		CALIFORNIA MUNICIPAL BOND FUND 		N
 123**		NATIONAL INTERMEDIATE MUNICIPAL
		BOND FUND		 		N
 124**		SHORT ASSET INVESTMENT FUND	 	N
 125**		RAE WORLDWIDE FUNDAMENTAL ADVANTAGE
		PLUS FUND			 	N
 126**		MORTGAGE OPPORTUNITIES FUND		N
 127**		EMERGING MARKETS FULL SPECTRUM
		BOND FUND				N
 128**		TRENDS MANAGED FUTURES STRATEGY FUND 	N
 129**		RAE LOW VOLATILITY PLUS
		EMG FUND 				N
 130**		RAE LOW VOLATILITY PLUS INTERNATIONAL
                Fund	                                N
 131**		RAE LOW VOLATILITY PLUS Fund    	N
 132**          REALPATH 2055(f) FUND                   N
 133**          MULTI-STRATEGY ALTERNATIVE FUND         N
 134**          RAE WORLDWIDE LONG/SHORT PLUS FUND      N
 135**          CAPITAL SECURITIES AND FINANCIALS FUND  N
 136**          REAL RETURN LIMITED DURATION FUND       N


*Assigned a series number of 100 or higher

**See the latest shareholder reports for additional information on the funds/portfolios listed.